SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) May 31, 2002


               Exact name of Registrants as
                       specified in
Commission      their charters, address of        IRS Employer
                    principal executive
   File          offices and Registrants'        Identification
  Number             telephone number                Number

 1-14465               IDACORP, Inc.               82-0505802
  1-3198            Idaho Power Company            82-0130980
                   1221 W. Idaho Street
                   Boise, ID 83702-5627
                      (208) 388-2200

     State or Other Jurisdiction of Incorporation:  Idaho



                             None
Former name, former address and former fiscal year, if changed since last report.


                          IDACORP, Inc.
                       IDAHO POWER COMPANY
                            Form 8-K

Items 1 through 4 and 6 through 9 are inapplicable and have been omitted herefrom.

Item 5.   OTHER EVENTS.

2002 Earnings Guidance

IDACORP, Inc. lowered its 2002 earnings guidance to a range between $1.35 and $1.70 per share based on stagnant wholesale energy markets and the continued pressure of drought conditions. Consistent with earlier guidance, this includes the potential dilutive effective of issuing equity securities during 2002.

The results of IDACORP's marketing subsidiary, IDACORP Energy, continue to be negatively impacted by lower volatility and reduced pricing spreads in the Western wholesale energy market effectively reducing IDACORP Energy's ability to capitalize on its regional transmission platform. Faced with increasing regulatory uncertainty and continued deterioration of credit-worthy counterparties, IDACORP Energy is putting on hold plans to expand outside the current western footprint and is limiting its origination activities to transactions with shorter terms. IDACORP expects IDACORP Energy to contribute between zero and 25-cent loss per share for 2002.

In addition to the decline in earnings from IDACORP Energy, IDACORP's regulated utility, Idaho Power Company, has been impacted by diminishing precipitation levels in its service area since early spring. This has decreased the hydro production forecasted for the balance of the year. Below-forecast spring precipitation levels combined with anticipated decreases in loads due to higher prices have negatively impacted the utility's expected earnings contributions. According to the Northwest River Forecast Center, inflows into Idaho Power's primary storage facility, Brownlee Reservoir, are now expected to be 50 percent of normal over the April-through-July period as compared to last year's 38 percent of average inflow. Idaho Power has taken proactive measures to ensure adequate supplies of energy in light of the decreased generation expectations and load requirements. After considering these changes, IDACORP is anticipating the utility will contribute approximately $1.70 to $1.80 per share as compared to last year's contribution of only $0.60 cents per share. Included in the utility estimates are expected benefits from a tax accounting method change, which coupled with recent changes in the tax laws governing carrybacks, will allow the Company to recognize certain tax and cash flow benefits. Idaho Power Company is currently analyzing the impacts of the tax law changes and estimates that it will recognize between $0.30 and $0.35 per share in 2002 as a result of these changes. The Company expects to record this benefit in the 4th quarter of 2002.

IDACORP is taking several measures in order to improve its financial position. Included is an emphasis on reducing capital spending for all non-critical projects and a focused effort on containing costs at all of its operations. IDACORP is committed to maintaining its credit quality and is continuing to evaluate its options as to the issuance of equity or equity-like securities.

Litigation

IDACORP subsidiary IDACORP Energy (IE) has received notice from Truckee-Donner Public Utility District ("Truckee") asserting they have the right to renegotiate certain terms of and are paying under protest under the Agreement for the Sale and Purchase of Firm Capacity and Energy (Agreement) in place between the two entities. IE believes there are no grounds for dispute or renegotiation under Agreement but did agree to discuss certain issues with Truckee in an effort to resolve the matter. Generally, the terms of the contract provide for IE to sell to Truckee 10 MW light load energy and 20 MW heavy load energy for the term January 1, 2002 through December 31, 2002 at $72 per MWh and 25 MW flat energy for the term January 1, 2003 through December 31, 2009 at $72 per MWh. Recent negotiations have failed to resolve these differences and while IE has agreed to attempt to mediate these differences, IE filed a declaratory judgment action against Truckee on May 30, 2002 in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada. In the action, IE seeks a declaratory judgment that IE is not in breach and has fully performed its obligations under the Agreement and seeks equitable relief which would require Truckee to raise their rates to meet their obligations under the Agreement.

FERC Filings

IDACORP subsidiaries, IDACORP Energy, L.P. and Idaho Power Company, filed responses on May 31 and June 5, 2002 in FERC?s Fact-Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, Docket No. PA02-2-000. In the May 31 response where the data request was directed to sellers of wholesale electricity or ancillary services to the California ISO or the California PX during the years 2000-2001, the Companies denied engaging in activity referred to as "wash," "round trip" or "sell/buyback" trading involving the sale of an electricity product to another company together with a simultaneous purchase of the same product at the same price.

In the June 5 response, where the data request was directed to all sellers of natural gas in the Western Systems Coordinating Council and/or Texas during the years 2000-2001, the Companies denied engaging in activity referred to as "wash", "round trip" or "sell/buyback" trading involving the sale of natural gas together with a simultaneous purchase of the same product at the same price.

Certain statements contained in this Form 8-K, including statements with respect to future earnings, are "forward-looking statements" within the meaning of the federal securities laws. Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Important factors that could cause actual results to differ materially from the forward-looking statements include: the current energy situation in the western United States, market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; and system conditions and operating costs. Any such forward-looking statements should be considered in light of such factors and others noted in IDACORP's and Idaho Power's Forms 10-K for the year 2001, their quarterly reports on Form 10-Q for the quarter ended March 31, 2002 and other reports on file with the Securities and Exchange Commission.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                   IDACORP, INC.

Dated: June 5, 2002                By: /s/Darrel T. Anderson
                                          Darrel T. Anderson
                                          Vice President, Chief
                                          Financial
                                          Officer and Treasurer



                                   IDAHO POWER COMPANY

                                   By: /s/Darrel T. Anderson
                                          Darrel T. Anderson
                                          Vice President, Chief
                                          Financial
                                          Officer and Treasurer